Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 2010, except for the last paragraph of Note 1, as to which the date is November 12, 2010, in Amendment No. 4 to the Registration Statement (Form S-1 Registration No. 333-169322) and related Prospectus of Anacor Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Palo Alto, California
November 12, 2010